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Exhibit 23.2

CONSENT OF INDEPENDENT ACCOUNTANTS

        We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated October 6, 2005, relating to the financial statements of Sea Coast Towing, Inc., which appears in the Current Report on Form 8-K of K-Sea Transportation Partners L.P. dated October 7, 2005. We also consent to the reference to us under the heading "Experts" in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP
Seattle, Washington
February 10, 2006

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CONSENT OF INDEPENDENT ACCOUNTANTS